UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2019 (January 23, 2019)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2019, Accelerize Inc. (the “Company”) entered into a fourth amending agreement (the “Beedie Amendment”) of the credit agreement dated as of January 25, 2018 (the “Beedie Facility”) with Beedie Investments Limited (“Beedie”) to, among other things, defer the Company’s January 31, 2019 interest payment to Beedie and add it to the amount due at maturity, amend the Company’s minimum adjusted EBITDA, revenue renewal, and secured debt to monthly recurring revenue covenants and to provide for weekly reporting of the Company’s projected cash flows. The Company will pay to Beedie a fee of $50,000 for the Beedie Amendment to be paid on or before the Beedie Facility’s maturity date.

Also on January 23, 2019, the Company entered into a tenth amendment (the “SaaS Amendment”) of the loan and security agreement dated as of May 5, 2016 (the “SaaS Facility”) with SaaS Capital Funding II, LLC to, among other things, defer the Company’s January 15, 2019 principal payment until the earlier of March 15, 2019 or payment of the SaaS Facility in full, amend the Company’s minimum adjusted EBITDA, revenue renewal, and secured debt to monthly recurring revenue covenants, to increase the success fee payable upon repayment of the SaaS Facility to $605,000 and to provide for weekly reporting of the Company’s projected cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross

Name:	Brian Ross

Title:	President and Chief Executive Officer

Date: January 25, 2019